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                        FIRST COMMERCE BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)

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2000 Progress Edition

First National Bank of McCook
108 West D Street

P.O. Box 1388
McCook, NE 69001
www.fnbmc.com
(308) 345-1575

Contact:  Julie Ann Gillespie

The First National Bank of McCook renewed its focus on growth and customer service in 1999. Total assets increased at fiscal year-end by 3% to $97,222,484. President and CEO Mark Jepson commented, "we continue to see ample lending opportunities and excellent deposit growth in the area. We are very excited about the future." First National Bank has grown 31.22% over the last 5 years, or an average of over 6% a year. "We have been able to achieve reasonable growth, while focusing our attention on improving asset quality. Through the excellent guidance and management of Bill Burton, we have improved asset quality to its strongest level in 20 years." Jepson said. The recent success of the bank can be attributed to several important factors, including product development, geographic expansion and excellent customer service.

Our commitment to customer convenience through the use of technology took several additional steps forward in 1999, enabling many of our customers to gain greater control over their finances. Our Internet banking product was enhanced to allow customers to electronically access and transfer funds, download statements, and pay bills 24-hours a day. Being the area technology leader in banking and brokerage services has been our commitment since 1995. We were the first local bank to accept loan applications over the web (1997); the first to provide account access (1999) and this year the first to provide automated tax filing through Quicken Turbo Tax for the Websm product. The tax preparation product was named "easiest to use and most helpful" by Money Magazine in January 1999. "We've added 165 Internet banking customers over the last nine months and our goal is to triple that number in 2000 and to continue to add the services and support that our customers have come to expect." Jepson said.

The bank continued its expansion in Kansas and eastern Colorado, with total assets in the Burlington, Colorado area growing to $6,195,285 and deposit growth of $1,904,913. First National Bank's Goodland, Kansas office generated loan growth of 74%, with total loans of $5,045,409. We continue to see our agricultural customer base expand in the Kansas and Colorado markets. The expansion is due to a variety of factors including the hard work of team members Mark Weber, Glenda Smith, Merlyn Stasser and Tammy Franz. Jepson commented, "We have exceeded our expectations by passing breakeven levels in both offices in 18 months." The momentum continues to build as farmers get to know us and continue to use the technology we have implemented to bridge the significant distances that separate McCook from our other locations. The competitive advantage the technology provides us is striking." The First National Bank of McCook is committed to bringing the same customer convenience to businesses and agribusiness that Internet banking has brought to our personal banking and small farm customers. With the introduction of our Commercial Cash Management product, First Commerce Banker, our business and agribusiness customers are now using our solutions to automate their payroll, improve efficiency, increase productivity and effectively manage their cash.

Perhaps, our greatest progress in 1999 came in our Retail Investment area under the leadership of registered investment representative, Sharleen Crowe. In her first full year of operation, Sharleen had an exceptional year with over $5,600,000 in new business. This resulted in an increase in gross income to the bank of over 300%. Jepson commented, "Sharleen has, in a very short period of time, become a truly invaluable member of our team. She has excellent rapport with her customers and is building a solid record of accomplishment by combining excellent advice with competitive returns."

The First National Bank of McCook continued its home lending with the creation of a new first-time homebuyer program. The bank awarded $10,825 in the past year with down payment and closing cost assistance. Customers who participated in and qualified for the program where able to purchase their first home with as little as $500 out-of-pocket in down payment money and closing costs. The First National Bank of McCook worked in conjunction with local realtors to extend grant money to moderate-income first-time homebuyers. The grant monies were awarded to the bank by the Federal Home Loan Bank of Topeka. Vice President of Residential Lending, John Clapp, and Residential Lending Assistant, Joni Knoll, held a seminar to educate potential grant customers about buying their first home. Five different families were able to purchase their first home for an average benefit of $2,165. Clapp said, "First-time homebuyers are often able to make the monthly payments but aren't able to come up with closing costs and down payments.

Our grant program is one way to help these customers get into a home of their own."

First National continues to be a significant supporter of the area through community service and monetary support. Last year's contributions to local civic and community causes totaled over $34,000.00. The bank and its team members continue to be one of the largest United Way supporters in the area, giving over $9,500 to the 1999 drive. Team members also give hundreds of hours to local groups such as Leadership McCook, McCook Economic Development Corporation, United Way, McCook Chamber of Commerce, American Heart Association, McCook Rotary Club, McCook Lions Club, McCook Optimist Club and the American Cancer Society. First National Bank of McCook is proud of its community and will continue our commitment to community service and betterment.

We are not finished, however, working to help our customers grow and prosper. Earlier this month we announced that later in 2000 we, along with our holding company First Commerce Bancshares Inc., would be merging with Wells Fargo to form Nebraska's second largest bank. We are excited about the opportunities the merger presents for our team members and customers. President Jepson commented, "We have spent several years positioning the First National Bank of McCook to be the premier financial services company in the area. Now we are joining forces with a national powerhouse who is first in the nation in agricultural lending, small business lending, mortgage originations, insurance agency sales and online financial services. The opportunities for our customers as part of the Wells Fargo system are truly exciting. I am confident our new partner will carry on the First National Bank of McCook's 115 year history of exceptional service, community commitment and product delivery."


We urge shareholders of First Commerce and other investors to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 to be filed with the SEC in connection with the proposed merger because it will contain important information. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's website (www.sec.gov) and from First Commerce's and Wells Fargo's respective corporate secretaries. In addition, the identity of people who, under SEC rules, may be considered participants in the solicitation of First Commerce's shareholders in connection with the proposed merger, and a description of their interests, is available in SEC filings under Schedule 14A made by First Commerce on February 2, 2000.

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